Exhibit 3.5

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HARMONY ENERGY TECHNOLOGIES CORPORATION

Harmony Energy Technologies Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1.	The name of the corporation is Harmony Energy Technologies Corporation (the “Corporation”).

2.	The Corporation was originally incorporated under the same name and the original certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 19, 2018.

3.	By unanimous consent of its members, in accordance with the provision of Sections 141 and 242 of the General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions amending the certificate of incorporation as follows:

Article 4 shall be amended and restated to read in its entirety as follows:

4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is two hundred million (200,000,000), all of which shall be shares of Common Stock with a par value of $0.0001 per share.

4.	Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at an Annual General and Special Meeting of Stockholder held on June 16, 2022, by affirmative vote of the holders of a majority of the shares of Common Stock in accordance with the provision of Section 242 of General Corporation Law.

IN WITNESS WHEREOF, Harmony Energy Technologies Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on June 16, 2022.

By:	Nick N. Zeng (s)
Name:	Nick N. Zeng
Title:	Chief Executive Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “HARMONY ENERGY TECHNOLOGIES CORPORATION”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JUNE, A.D. 2018, AT 1:10 O`CLOCK P.M.

6917345 8100	Authentication: 202923803
SR# 20185269356	Date: 06-20-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:10 PM 06/19/2018
FILED 01:10 PM 06/19n018
SR 20185237842 - File Number 6917345

CERTIFICATE OF INCORPORATION

OF

HARMONY ENERGY TECHNOLOGIES CORPORATION

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the “General Corporation Law”), certifies as follows:

1. Name. The name of the corporation is Harmony Energy Technologies Corporation (the “Corporation”).

2. Address: Registered Office and Agent. The address of the Corporation ‘s registered office is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle, Delaware; and its registered agent in the State of Delaware at such address is Corporation Service Company.

3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is ten million (10,000,000), all of which shall be shares of Common Stock with a par value of $0.0001 per share.

5. Name and Mailing Address of Incorporator. The name and mailing address of the incorporator are:

Douglas Eingurt, Esq.

Dentons US LLP

303 Peachtree Street, NE

Suite 5300

Atlanta, GA 30308

6. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

7. Indemnification.

7.1 Indemnification of Officers, Employees and Agents. The Corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent permitted by the Certificate oflncorporation , the bylaws or by law.

7.2 Indemnification of Directors. The Corporation shall indemnify directors to the full extent permitted by the Certificate oflncorporation, the bylaws or by law.

8. Adoption, Amendment and/or Repeal of Bylaws. The Corporation’s Board of Directors may from time to time adopt, amend or repeal the bylaws of the Corporation; provided, however, that any bylaws adopted or amended by the Corporation’s Board of Directors may be amended or repealed, and any bylaws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation as of the 19th day of June, 2018.

/s/ Douglas Eingurt
Douglas Eingurt, Incorporator

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “HARMONY ENERGY TECHNOLOGIES CORPORATION”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF JULY, A.D. 2021, AT 12:55 O`CLOCK P.M.

6917345 8100	Authentication: 202306008
SR# 20220012018	Date: 01-04-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:55 PM 07/08/2021
FILED 12:55 PM 07/0sno21
SR 20212654545 - File Number 6917345

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HARMONY ENERGY TECHNOLOGIES CORPORATION

Harmony Energy Technologies Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the”General Corporation Law”), does hereby certify as follows:

1.	The name of the corporation is Harmony Energy Technologies Corporation (the “Corporation”).

2.	The Corporation was originally incorporated under the same name and the original certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 19, 2018.

3.	By unanimous consent of its members, in accordance with the provision of Sections 141 and 242 of the General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions amending the certificate of incorporation as follows:

Article 4 shall be amended and restated to read in its entirety as follows:

4.	Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is fifty million (50,000,000), all of which shall be shares of Common Stock with a par value of $0.000 1 per share.

5.	4. Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at an Annual General and Special Meeting of Stockholder held on July 8, 2021, by affirmative vote of the holders of a majority of the shares of Common Stock in accordance with the provision of Section 242 of General Corporation Law.

IN WITNESS WHEREOF, Harmony Energy Technologies Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on July 8, 2021.

By:	Nick N . Zeng (s)
Name:	Nick N. Zeng
Title:	Chief Executive Officer